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                                                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                                                    STATE OR OTHER JURISDICTION
                                                       OF INCORPORATION OR
                                                           ORGANIZATION
                    NAME

        1.  ClassroomDirect.com,LLC                          Delaware
        2.  Sax Arts and Crafts, Inc.                        Delaware
        3.  Childcraft Education Corp.                       New York
        4.  Bird-in-Hand Woodworks, Inc.                    New Jersey
        5.  Don Gresswell, Ltd.                           United Kingdom
        6.  Sportime Acquisition, Inc.                       Delaware
        7.  Sportime, LLC                                    Delaware
        8.  SSI Acquisition Subsidiary, Inc.                 Delaware
        9.  SSI Acquisition Corp.                            Delaware